UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/30/2014

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 30, 2014, UMB Financial Corporation (the "Company") and two of the Company's subsidiaries, Prairie Capital Management, LLC ("PCM") and UMB Merchant Banc, LLC, entered into a Settlement Agreement and Release (the "Settlement Agreement") with P-Cap Holdings LLC ("P-Cap"), P-Gen, LLC, Brian N. Kaufman, Robyn R. Schneider, Curtis A. Krizek, George K. Baum Holdings, Inc., and the Plan Committee to resolve disputes arising under the Asset Purchase Agreement dated as of June 27, 2010 (the "Asset Purchase Agreement"). The Settlement Agreement (i) includes a compromise and settlement of the disputes relating to the calculation of the earn-out payment and the incentive bonus-pool payment under the Asset Purchase Agreement for 2013 and (ii) modifies the treatment of PCM's general-partnership interests in certain private-equity funds or co-investment vehicles sponsored and advised by PCM (the "PE Interests) in determining future earn-out payments and incentive bonus-pool payments. The Settlement Agreement requires an upfront payment of $4.2 million to P-Cap and $1.8 million to the incentive bonus-pool recipients. The Settlement Agreement is attached as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

10.1 Settlement Agreement and Release dated June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: July 03, 2014	By:	/s/ Brian J. Walker
Brian J. Walker
EVP, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Settlement Agreement and Release